                                                                    EXHIBIT 10.9

                      AMENDMENT NO. 8 TO THE SECOND AMENDED
                  AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            WINN LIMITED PARTNERSHIP

         This Amendment No. 8 (this "Amendment") to the Second Amended and Restated Agreement of Limited Partnership of WINN Limited Partnership dated July 11, 1997 (the "Partnership Agreement") is entered into as of February 24, 2004, by and among Winston Hotels, Inc., a North Carolina corporation (the "General Partner"), and the limited partners (the "Limited Partners") of WINN Limited Partnership (the "Partnership"). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Partnership Agreement.

         WHEREAS, the General Partner, on even date herewith, has issued 3,680,000 shares of its 8.00% Series B Cumulative Preferred Stock, $.01, par value per share, having a liquidation preference equivalent to $25.00 per share (the "Series B Preferred Stock"), and has sold such Series B Preferred Stock in an underwritten public offering (the "Series B Offering");

         WHEREAS, the General Partner desires to contribute the net proceeds of the sale of the Series B Preferred Stock to the Partnership in exchange for the issuance to the General Partner of preferred partnership interests in the Partnership as set forth herein;

         WHEREAS, the General Partner is authorized to cause the Partnership to issue interests in the Partnership to the General Partner in exchange for such contribution of such net proceeds made by the General Partner;

         WHEREAS, the Partnership will use a portion of the net proceeds to redeem from the General Partner currently outstanding Series A Preferred Units in the Partnership (as set forth herein).

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Partnership Agreement as follows:

         SECTION 1.        CONTRIBUTION.

          The General Partner hereby contributes to the Partnership the entire net proceeds received by the Corporation from the issuance of the Series B Preferred Stock. As provided in Section 4.02(g) of the Partnership Agreement, the Corporation shall be deemed to have made a Capital Contribution to the Partnership in an amount equal to the gross proceeds raised in connection with the issuance of such shares of Series B Preferred Stock, which is $92,000,000, and the Partnership shall be deemed simultaneously to have paid, pursuant to
Section 6.05(b) of the Partnership Agreement, for the costs and expenses relating to the offer, registration and sale of the Series B Preferred Stock.

         SECTION 2.    ISSUANCE OF SERIES B PREFERRED UNITS.

         In consideration of the contribution to the Partnership made by the General Partner pursuant to Section 1 hereof, the Partnership hereby issues to the General Partner 3,680,000 Series B Preferred Units (as defined below).

         SECTION 3.    DEFINITIONS.

         Article I of the Partnership Agreement is hereby amended by inserting in the appropriate alphabetical locations the following definitions of Series B Preferred Return, Series B Preferred Stock and Series B Preferred Units, as follows:

         "Series B Preferred Return" means an annualized amount equal to $2.00 per Series B Preferred Unit.

         "Series B Preferred Stock" means the 8.00% Series B Cumulative Preferred Stock, $.01 par value per share, of the Corporation.

         "Series B Preferred Units" means the Preferred Units issued to the General Partner in exchange for the net proceeds of the issuance by the Corporation of its Series B Preferred Stock, which Series B Preferred Units shall have the designations, preferences, privileges, limitations and relative rights set forth in Section 4.02(c)(ii) hereof.


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

         SECTION 4.    REDEMPTION OF SERIES A PREFERRED UNITS.

         The Partnership hereby redeems the Series A Preferred Units in the Partnership. Effective upon the redemption of the Series A Preferred Units,
Section 4.02(c)(i) of the Partnership Agreement, as set forth in Section 4 of Amendment No. 1 to the Partnership Agreement, shall be deleted in its entirety and Section 4.02(c)(i) shall hereinafter read "[Intentionally Left Blank]."

         SECTION 5.    CREATION OF SERIES B PREFERRED UNITS.

         Article IV of the Partnership Agreement is hereby amended by adding
Section 4.02(c)(ii) as follows:

                  "(ii) 8.00% Series B Cumulative Preferred Units.

         (1) Designation and Number. A series of Preferred Units, designated the "8.00% Series B Cumulative Preferred Units" (the "Series B Preferred Units"), is hereby established. The number of Series B Preferred Units shall be 3,680,000.

         (2) Rank. The Series B Preferred Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, rank (i) senior to all classes or series of Common Units of the Partnership, and to all Partnership Units ranking junior to the Series B Preferred Units with respect to distribution rights or rights upon liquidation, dissolution or winding up of the Partnership; (ii) on a parity with all Partnership Units issued by the Partnership the terms of which specifically provide that such Partnership Units rank on a parity with the Series B Preferred Units with respect to distribution rights or rights upon liquidation, dissolution or winding up of the Partnership; and (iii) junior to all existing and future indebtedness of the Partnership. The term "Partnership Units" does not include convertible debt securities, which will rank senior to the Series B Preferred Units prior to conversion.

         (3)      Distributions.

                  (a) Holders of the Series B Preferred Units are entitled to receive, when and as distributed by the General Partner out of available cash flow, preferential cumulative cash distributions in an amount equal to the excess, if any, of (i) the cumulative Series B Preferred Return for the current and all prior years over (ii) the sum of all prior Series B Preferred Return distributions pursuant to this
         Section 4.02(c)(ii)(3). Distributions on the Series B Preferred Units shall be cumulative from the date of original issue and shall be payable quarterly in arrears on or before the 16th day of January, April, July and October of each year, or, if not a Business Day (as defined below), the next succeeding business day (each, a "Distribution Payment Date"). The first distribution will be paid on or before April 16, 2004. The first distribution will be prorated for less than a full quarter. Any distribution payable on the Series B Preferred Units for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30 day months. Distributions will be payable to holders of record as they appear in the ownership records of the Partnership at the close of business on the applicable record date, which shall be the last Business Day of each of March, June, September and December immediately preceding such Distribution Payment Date, or on such other date designated by the General Partner of the Partnership for the payment of distributions that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a "Distribution Record Date"). "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

                  (b) The amount of any distributions accrued on any Series B Preferred Units at any Distribution Payment Date shall be the amount of any unpaid distributions accumulated thereon, to and including such Distribution Payment Date, whether or not earned or declared, and the amount of distributions accrued on any Series B Preferred Units at any date other than a Distribution Payment Date shall be equal to the sum of the amount of any unpaid distributions accumulated thereon, to and including the last preceding Distribution Payment Date, whether or not earned or declared, plus an amount calculated on the basis of the Series B Preferred Return for the period after such last preceding Distribution Payment Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

                  (c) Except as provided in subsection (a) hereof, the holder of the Series B Preferred Units will not be entitled to any distributions in excess of full cumulative distributions as described above and shall not be entitled to participate in the earnings or assets of the Partnership, and no interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series B Preferred Units which may be in arrears.

                  (d) No distributions on Series B Preferred Units shall be declared by the General Partner or paid or set apart for payment by the Partnership if the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, distributions on the Series B Preferred Units will accrue whether or not the Partnership has earnings, whether or not there is available cash flow for the payment of such distributions and whether or not such distributions are declared. Accrued but unpaid distributions on the Series B Preferred Units will not bear interest and holders of the Series B Preferred Units will not be entitled to any distributions in excess of full cumulative distributions described above.

                  (e) Except as set forth in the next sentence, no distributions will be declared or paid or set apart for payment on any Partnership Units or any other series of Preferred Units ranking, as to distributions, on a parity with or junior to the Series B Preferred Units (other than a distribution of the Partnership's Common Units or any other class of Partnership Units ranking junior to the Series B Preferred Units as to distributions and upon liquidation) for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series B Preferred Units for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Units and any other series of Preferred Units ranking on a parity as to distributions with the Series B Preferred Units, all distributions declared upon the Series B Preferred Units and any other series of Preferred Units ranking on a parity as to distributions with the Series B Preferred Units shall be declared pro rata so that the amount of distributions declared per Series B Preferred Unit and such other series of Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series B Preferred Unit and such other series of Preferred Units (which shall not include any accrual in respect of unpaid distributions for prior distribution periods if such Preferred Units do not have a cumulative distribution) bear to each other.

                  (f) Except as provided in the immediately preceding paragraph, unless full cumulative distributions on the Series B Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than a distribution of Common Units or other Partnership Units ranking junior to the Series B Preferred Units as to distributions and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Units, or any other Partnership Units ranking junior to or on a parity with the Series B Preferred Units as to distributions or upon liquidation, nor shall any Common Units, or any other Partnership Units in the Partnership ranking junior to or on a parity with the Series B Preferred Units as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such units) by the Partnership. Holders of Series B Preferred Units shall not be entitled to any distribution, whether payable in cash, property or securities in excess of full cumulative distributions on the Series B Preferred Units as provided above.

         (4) Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the holders of Series B Preferred Units are entitled to be paid out of the assets of the Partnership legally available for distribution to its partners a liquidation preference of $25.00 per Series B Preferred Unit (the "Liquidation Preference"), plus an amount equal to any accrued and unpaid distributions with respect to the Series B Preferred Units to the date of payment, but without interest, before any distribution of assets is made to holders of Common Units or any other class or series of Partnership Units in the Partnership that ranks junior to the Series B Preferred Units as to liquidation rights. The Partnership will promptly provide to the holders of Series B Preferred Units written notice of any event triggering the right to receive such Liquidation Preference. After payment of the full amount of the Liquidation Preference, the holders of Series B Preferred Units will have no right or claim to any of the remaining assets of the Partnership. If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Partnership, the amounts payable with respect to the Liquidation Preference, plus an amount equal to any accrued and unpaid distributions to the date of payment, of the Series B Preferred Units and any other units of the Partnership ranking as to any such distribution on a parity with the Series B Preferred Units are not paid in full, the holders of the Series B Preferred Units and of such other units will share ratably in any such distribution of assets of the Partnership in proportion to the full respective preference amounts to which they are entitled. The consolidation or merger of the Partnership with or into any other partnership, corporation, trust or


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
         entity or of any other partnership or corporation with or into the Partnership, or the sale, lease or conveyance of all or substantially all of the property or business of the Partnership, shall not be deemed to constitute a liquidation, dissolution or winding up of the Partnership.

         (5)      Redemption.

                  (a) Except as provided in Section 5(b) hereof, the Series B Preferred Units are not redeemable by the Partnership prior to February 24, 2009. On and after February 24, 2009, the Partnership, at its option upon not less than 30 nor more than 60 days' written notice, may redeem the Series B Preferred Units, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per Series B Preferred Unit, plus all accrued and unpaid distributions thereon to the date fixed for redemption, without interest. A holder shall surrender its Series B Preferred Units at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid distributions payable upon such redemption following such surrender. If notice of redemption of any Series B Preferred Units has been given and if the funds necessary for such redemption have been set aside by the Partnership in trust for the benefit of the holders of any Series B Preferred Units so called for redemption, then from and after the redemption date distributions will cease to accrue on such Series B Preferred Units, such Series B Preferred Units shall no longer be deemed outstanding and all rights of the holders of such Series B Preferred Units will terminate, except the right to receive the redemption price. If less than all of the outstanding Series B Preferred Units are to be redeemed, the Series B Preferred Units to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional Series B Preferred Units) or by any other equitable method determined by the General Partner.

                  (b)      (i)       At any time prior to February 24, 2009, for
         so long as a separate class vote of the holders of the Series B Preferred Stock is required under applicable law upon the occurrence of a Change of Control Event (as defined below), the Partnership may, at its option, upon the occurrence of a Change of Control Event (as defined below) redeem all of the outstanding Series A Preferred Units at the applicable redemption price reflected below, plus accrued and unpaid distributions (if any) to the date of redemption. The redemption price shall be as follows:

                                DATE OF REDEMPTION
        ----------------------------------------------------------------------
                                                                      PURCHASE
              FROM                        THROUGH                      PRICE
        -----------------     --------------------------------        --------
        February 24, 2004     March 31, 2004..................         $26.25
        April 1, 2004         June 30, 2004...................          26.19
        July 1, 2004          September 30, 2004..............          26.13
        October 1, 2004       December 31, 1004...............          26.06
        January 1, 2005       March 31, 2005..................          26.00
        April 1, 2005         June 30, 2005...................          25.94
        July 1, 2005          September 30, 2005..............          25.88
        October 1, 2005       December 31, 2005...............          25.81
        January 1, 2006       March 31, 2006..................          25.75
        April 1, 2006         June 30, 2006...................          25.69
        July 1, 2006          September 30, 2006..............          25.63
        October 1, 2006       December 31, 2006...............          25.56
        January 1, 2007       March 31, 2007..................          25.50
        April 1, 2007         June 30, 2007...................          25.44
        July 1, 2007          September 30, 2007..............          25.38
        October 1, 2007       December 31, 2007...............          25.31
        January 1, 2008       March 31, 2008..................          25.25
        April 1, 2008         June 30, 2008...................          25.19
        July 1, 2008          September 30, 2008..............          25.13
        October 1, 2008       December 31, 2008...............          25.06
        January 1, 2009       February 24, 2009...............          25.00

                  Such redemption may be consummated at any time prior to, contemporaneously with or after the Change of Control (as defined below), provided that notice of any such redemption pursuant to this paragraph is given no later than 90 days following the date upon which the Change of Control Event occurred, the repurchase date must be within 60 days of the date of notice and a sum sufficient to redeem the shares must be set apart to effect the redemption.

                           (ii) For purposes of this clause (b), the terms "Change of Control" and "Change of Control Event" shall mean a Change of Control or Change of Control Event with respect to the General Partner, each as defined in the Articles of Amendment to the Restated Articles of Incorporation of the General Partner, as filed with the Secretary of State of the State of North Carolina on February 18, 2004.

                  (c) Notice of redemption will be mailed or delivered to holders of Series B Preferred Units not less than 30 nor more than 60 days prior to the redemption date. In addition to any information required by law, each notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of Series B Preferred Units to be redeemed; (iv) the place or places where the Series B Preferred Units are to be surrendered for payment of the redemption price; and
         (v) that distributions on the Series B Preferred Units to be redeemed will cease to accrue on such redemption date. If less than all of the Series B Preferred Units held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series B Preferred Units held by such holder to be redeemed.

                  (d) Immediately prior to any redemption of Series B Preferred Units, the Partnership shall pay, in cash, any accumulated and unpaid distributions through the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series B Preferred Units at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares before such Distribution Payment Date.

                  (e) If the Partnership exercises its optional redemption right with respect to the Series B Preferred Units pursuant to this
         Section 4.02(c)(ii)(5), then the General Partner must redeem a corresponding number of shares of Series B Preferred Stock. Similarly, if the General Partner exercises its optional redemption right with respect to shares of Series B Preferred Stock, then the Partnership must redeem a corresponding number of Series B Preferred Units.

         (6) Voting Rights. Except as provided by law, the General Partner, in its capacity as the holder of the Series B Preferred Units, shall not be entitled to vote for any purpose or otherwise participate in any action taken by the Partnership or the Partners.

         (7) Conversion. Except as provided in Section 4.02(c)(ii)(5) hereof, the Series B Preferred Units are not redeemable for, convertible into or exchangeable for any other property or securities of the Partnership or the General Partner."

         SECTION 6.    ALLOCATION OF PROFIT AND LOSS.

         Article V, Section 5.01(e) is hereby deleted in its entirety and the following new Section 5.01(e) is inserted in its place:

                  "(e) Priority Allocations With Respect To Series B Preferred Units. After giving effect to the allocations set forth in Sections 5.01(b), (c), and (d) hereof, but before giving effect to the allocations set forth in Section 5.01(a), Net Operating Income shall be allocated to the General Partner until the aggregate amount of Net Operating Income allocated to the General Partner under this Section 5.01(e) for the current and all prior years equals the aggregate amount of the Series B Preferred Return paid to the General Partner pursuant to Sections 4.02(c)(ii)(3) and 4.02(c)(ii)(4) hereof for the current and all prior years. For purposes of this Section 5.01(e), "Net Operating Income" means the excess, if any, of the Partnership's gross income over its expenses (but not taking into account depreciation, amortization, or any other noncash expenses of the Partnership), calculated in accordance with the principles of Section 5.01(g) hereof."

         IN WITNESS WHEREOF, the foregoing Amendment No. 8 to the Second Amended and Restated Agreement of Limited Partnership of WINN Limited Partnership has been signed and delivered as of this 24th day of February, 2004, by the undersigned sole general partner of the Partnership, as general partner and on behalf of the Limited Partners.


                                WINSTON HOTELS, INC.,
                                as General Partner


                                By: /s/ Joseph V. Green
                                    -----------------------
                                Name:  Joseph V. Green
                                Title: President and Chief Financial Officer

                                    EXHIBIT A

                            SERIES B PREFERRED UNITS
                       (EFFECTIVE AS OF FEBRUARY 24, 2004)

                                       CASH AMOUNT OF CAPITAL                       PERCENTAGE OF SERIES B
PARTNER AND ADDRESS                         CONTRIBUTION         PREFERRED UNITS         PREFERRED UNITS
-------------------                         ------------         ---------------         ---------------

Winston Hotels, Inc.                        $92,000,000             3,680,000                100.0%
2626 Glenwood Avenue, Suite 200
Raleigh, NC  27608





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